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                                                                   EXHIBIT 4.14



                                    FORM OF

                               FIRST AMENDMENT TO

                             UNDERWRITER'S WARRANT

         This First Amendment ("Amendment") to that certain UNDERWRITER'S WARRANT dated ______________ ("Agreement"), by and among ______________________
("Holder"), and Alpha Microsystems, a California corporation ("Company"), is entered into effective as of ____________. Except where otherwise defined herein, the capitalized terms used in this Amendment shall have the respective meanings assigned to such terms in the Agreement. This Amendment is made with reference to the following facts:

                                R E C I T A L S

         A. Holder is the owner of a certain warrant represented by the Agreement (the "Underwriter's Warrant"), which gives Holder the right, upon exercise, to purchase certain units from the Company (individually, a "Unit" and collectively, the "Units"), with each Unit consisting of one share of the Company's common stock, no par value ("Common Stock"), and one warrant to purchase an additional share of Common Stock (the "Underlying Warrant").

         B. The parties hereto desire to amend the Agreement, as set forth below, in order to clarify that the Holder's right to purchase Units from the Company now represents the right to purchase one share of Common Stock and one Underlying Warrant, as separate securities and not as a Unit.

                               A G R E E M E N T

         NOW, THEREFORE, in consideration of the foregoing Recitals and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree to amend the Agreement as follows:

         1. Separation of Units. The Holder hereby acknowledges that the Units separated on the date that was 60 days after the date of the Prospectus with respect to the Company's 1993 public offering of Units into a share of Common Stock and one Underlying Warrant for each Unit. Consequently, the Holder hereby acknowledges and agrees that the Holder no longer has a right to purchase Units upon exercise of the Underwriter's Warrant and all references in the Agreement to the term "Unit" shall refer to a share of Common Stock and an Underlying Warrant and all references in the Agreement to the term "Units" shall refer to the aggregate number of shares of Common Stock and Underlying Warrants the Holder is entitled to purchase upon exercise of the Underwriter's Warrant.
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         2.      Miscellaneous.

                 (a) Except as expressly modified hereby, all other terms and provisions of the Agreement shall remain in full force and effect, are incorporated herein by this reference, and shall govern the conduct of the parties hereto; provided, however, to the extent of any inconsistency between the provisions of the Agreement and the provisions of this Amendment, the provisions of this Amendment shall control.

                 (b) This Amendment may be executed in multiple counterparts, each of which shall be deemed an original Amendment, but all of which, taken together, shall constitute one and the same Amendment, binding on the parties hereto. The signature of any party hereto to any counterpart hereof shall be deemed a signature to, and may be appended to, any other counterpart hereof.

                 (c) This Amendment and the Agreement (as hereby amended) together contain and constitute the entire agreement between the parties hereto with respect to the subject matter hereof, and this Amendment and the Agreement, as hereby amended, may not be modified, amended, or otherwise changed in any manner, except as provided in the Agreement (as hereby amended).

         IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the day and year first set forth above.

         "Holder"                       _______________________________________

                                        By:____________________________________
                                           Name:_______________________________
                                           Title:______________________________

"Company"                               ALPHA MICROSYSTEMS, a California
                                        corporation

                                        By:____________________________________
                                           Name:_______________________________
                                           Title:______________________________


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